Exhibit 10.7

Tyme Technologies, Inc.

[Nonqualified] [Incentive] Stock Option Agreement

Tyme Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”), has granted to [NAME OF EMPLOYEE] (the “Optionee”) [a nonqualified] [an incentive] stock option (the “Option”) to purchase a total of _________ shares (each, a “Share”) of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at the exercise price of $_____ per Share (the “Exercise Price”), on the terms and conditions set forth in this Nonqualified Stock Option Plan Agreement (this “Agreement”) and, in all respects, subject to the terms and conditions of the Plan.  The date of grant of the Option is July __, 2018 (the “Date of Grant”).  The Option is [not] intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, to the extent that the Option does not qualify as an Incentive Stock Option under the Code, such portion of the Option shall be treated as an option that does not qualify as an Incentive Stock Option under the Code. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Plan.

1.Duration.  Subject to the earlier termination as provided in this Agreement or under the Plan, the Option shall expire and shall no longer be exercisable as of the close of business on ____________ (the “Termination Date”).

2.	Anti Dilution Provisions.

(a)If there is any stock dividend, stock split or combination of Shares or other change in capital structure of the Company described in Section 4.4 of the Plan, the number and amount of Shares then subject to the Option and the Exercise Price shall be proportionately and appropriately adjusted as determined by the Committee, whose determination shall be final, conclusive and binding upon Optionee and the Company.

(b)If there is any other change in the Common Stock, including a reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger, consolidation or similar transaction in which the Company is the surviving corporation, an adjustment, if any, shall be made in the Shares then subject to the Option and the Exercise Price as the Board or Committee may deem equitable, and whose determination shall be final, conclusive and binding upon Optionee and the Company.  Failure of the Board or the Committee to provide for an adjustment pursuant to this paragraph 2(b) prior to the effective date of any Company action referred to in this paragraph 2(b) shall be conclusive evidence that no adjustment is required in consequence of such action.

(c)Subject to Section 6(b), if the Company is merged into or consolidated with any other corporation and the Company is not the surviving corporation, or if the Company sells all or substantially all of the Company’s assets to any other corporation, then either

(i)the Company shall cause provisions to be made for the continuance of the Option after such event or for the substitution for the Option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger, consolidation or if the Optionee had been the holder of record of a number of Shares equal to the number of Shares covered by the unexercised portion of the Option immediately prior to such merger, consolidation or sale; or

(ii)the Company shall give to Optionee written notice of the Company’s election not to cause such provision to be made and the Option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of thirty days, to be designated by the Company, ending not more than ten days prior to the effective date of the merger, consolidation or sale, in which case the Option shall not be exercisable to any extent after the expiration of such thirty-day period.

Notwithstanding the provisions of this paragraph 2(c), in no event shall the Option be exercisable after the Termination Date.

3.Non-Transferability.  The Option shall not be transferable by Optionee, other than by (x) will, the laws of descent or distribution or (y) pursuant to a proceeding under Title 11 of the U.S. Bankruptcy Code or similar insolvency proceeding, and is exercisable during the lifetime of Optionee only by Optionee, except as otherwise specifically provided in this Agreement or the Plan.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

4.Certain Rights Not Conferred by Option.  Optionee shall not, by virtue of holding the Option, be entitled to any rights of a stockholder in the Company.

5.Expenses.  The Company shall pay all original issue and transfer taxes with respect to the issuance of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

6.	Exercise of Options.

(a)The Option shall become exercisable on the dates and in the amounts as follows:

[INSERT HERE APPLICABLE VESTING SCHEDULE.]

(b)In the event of a Change of Control while Optionee is in the employ of the Company, the Option, to the extent unvested and unexercisable, shall fully vest and become exercisable as of immediately prior to such Change of Control.

(c)The Option shall be exercisable, in whole or part and from time to time, but subject to the exercise schedule set forth in paragraph 6(a) of this Agreement, by written or electronic notice to the Chief Executive Officer or Secretary of the Company of such exercise, complying with the Plan and applicable procedures established by the Committee or the Company.  Such notice shall specify the number of Shares for which the Option is being exercised (which number, if less than all of the Shares then subject to exercise, shall be 100 or an integral multiple thereof) and shall be accompanied by:

(i)payment of the full exercise price for the Shares for which the Option is being exercised; and

(ii)this Agreement.

(d)The form of payment of the Exercise Price for Shares purchased pursuant to each exercise of the Option shall be paid in full at the time of each purchase in one or a combination of the following methods:

(i)cash;

(ii)check (subject to collection);

(iii)in the discretion of the Committee, surrender to the Company of other Shares owned by the Optionee, which:

(A)have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised; and

(B)have been owned of record by Optionee for at least six months;

(iv)by “net exercise,” by means of exercising the Option, to the extent exercisable, and receiving such number of Shares having a Fair Market Value on the date of such net exercise equal to the difference between:

(A)the Fair Market Value of the full number of Shares issuable upon exercise of the Option on the date of such net exercise; and

(B)the Exercise Price multiplied by the full number of Shares issuable upon exercise of the Option; or

(v)if there is a public market for Shares, subject to applicable law, by:

(A)assignment to the Company of the net proceeds (to the extent necessary to pay such exercise price) to be received from a registered broker upon the sale of the Shares or assignment of the net proceeds (to the extent necessary to pay such exercise price) of a loan from such broker in such amount; or

(B)such other consideration and method of payment for the issuance of stock to the extent permitted under applicable law and satisfying the requirements of Rule 16b-3 promulgated pursuant to the Exchange Act.

(e)No Shares shall be delivered upon exercise of the Option until all laws, rules and regulations which the Committee may, in its sole discretion, deem applicable have been complied with.  If a registration statement under the Securities Act is not then in effect with respect to the Shares issuable upon such exercise, the Company may require as a condition precedent that Optionee, upon exercising the Option, deliver to the Company a written representation and undertaking, satisfactory in form and substance to the Committee, that, among other things, Optionee is acquiring the Shares for Optionee’s own account for investment purposes only and not with a view to the distribution thereof.

(f)Optionee shall not be considered a record holder of the Shares so purchased for any purpose until the date on which Optionee is actually recorded as the holder of such Shares in the records of the Company.

(g)Unless otherwise provided in the Optionee’s employment agreement, in the event of Optionee’s death, disability or termination of employment, the exercisability of the Option shall be governed by the provisions of Section 5.7 of the Plan, unless such provisions are waived by the Committee, in the Committee’s sole discretion.

7.Withholding of Tax.  To the extent that the exercise of the Option, or any event pursuant to this Agreement, results in the incurrence of compensation or other taxable income by Optionee that is subject to withholding by the Company, Optionee must satisfy such tax withholding obligation by giving written notice to the Company, prior to the delivery of Shares, of the Optionee’s election to either (a) deliver to the Company an amount of cash equal to the tax withholding amount required under applicable tax laws or regulations or (b) have the Company deduct from the number of Shares that would have otherwise been delivered to Optionee a number of such Shares having a Fair Market Value equal to such tax withholding amount.  Regardless of any action of the Company, Optionee acknowledges that Optionee is ultimately liable for such tax withholding obligation.  The Company shall not be required to deliver any Shares in respect of the Option under this Agreement until such liability is satisfied.

8.Continued Employment.  Nothing herein shall be deemed to create any employment or consultancy or guaranty of continued employment or consultancy or limit in any way the Company’s right to terminate Optionee’s employment or consultancy at any time.

9.Investment Representation and Legend of Certificates.  Optionee acknowledges that, for any period in which a registration statement with respect to the Option and/or Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not effective, Optionee shall hold the Option and will purchase and/or own the Shares for investment purposes only and not for resale or distribution.  The Company shall have the right to place upon the face and/or reverse side of any stock certificate or certificates evidencing the Shares such legend as the Committee may prescribe for the purpose of preventing disposition of such Shares in violation of the Securities Act.

Tyme Technologies, Inc.

By:
Steve Hoffman
Chief Executive Officer

OPTIONEE ACKNOWLEDGEMENT

OPTIONEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT OR OPTIONEE’S EMPLOYMENT AGREEMENT, THE EXERCISABILITY OF THE SHARES SUBJECT TO THIS AGREEMENT AND THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND CONFIRMS THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S OR THE COMPANY’S RIGHT, SUBJECT TO OPTIONEE’S AND THE COMPANY’S RIGHTS UNDER OTHER AGREEMENTS, IF ANY, WITH THE COMPANY, TO TERMINATE EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related to the Plan and the Company and represents that Optionee is familiar with the terms and provisions of the Plan, and hereby accepts the Option subject to all of the terms and provisions of the Plan.  Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all of the terms and provisions of the Option and this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address currently set forth in the Company’s records.

Accepted and agreed as of
the date as first set forth above:

[NAME OF EMPLOYEE]

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